EXHIBIT 99.1

Conatus Announces Exclusive Worldwide Option, Collaboration and License Agreement Covering Development and Commercialization of Emricasan

- Conference Call and Webcast Presentation at 5:30 p.m. ET Today -

- Continuing Initial Focus on NASH Cirrhosis with Parallel Development in NASH Fibrosis -

- Full Funding in Position for Remaining Development of Emricasan -

SAN DIEGO, Dec. 19, 2016 (GLOBE NEWSWIRE) -- Conatus Pharmaceuticals Inc. (NASDAQ:CNAT) today announced it has entered into an exclusive option, collaboration and license agreement for the global development and commercialization of its first-in-class, orally active pan-caspase inhibitor emricasan with Novartis. Under the terms of the agreement with Novartis, Conatus will receive $50 million upfront, and is eligible to receive $7 million following the exercise of the license option. Conatus can borrow up to $15 million in the form of convertible promissory notes under an investment agreement with Novartis.

Conatus is eligible to receive significant payments if certain development, regulatory and commercial milestones are met. Furthermore, Conatus is eligible to receive tiered double digit royalties on emricasan single agent sales and tiered single to double digit royalties on sales of combination products containing emricasan. Conatus has the option to co-commercialize emricasan in the United States, including combination therapies, on a cost-sharing and revenue-sharing basis in lieu of U.S. royalties and with reduced ex-U.S. royalties. Conatus retains limited rights to develop other pan-caspase inhibitors.

In addition, Novartis will pay 50% of Conatus’ Phase 2b emricasan development costs after the option exercise, including the planned ENCORE-LF trial in decompensated NASH cirrhosis which, under the current development plan consistent with recent regulatory agency recommendations, will be conducted as Phase 2b rather than Phase 2b/3. Phase 2b emricasan development costs also encompass the ongoing ENCORE-PH trial in primarily compensated NASH cirrhosis, POLT-HCV-SVR trial in post-transplant HCV fibrosis and cirrhosis, and ENCORE-NF trial in NASH fibrosis. Novartis will assume full responsibility for emricasan’s Phase 3 development and all combination product development.

“We believe Novartis is ideally suited to collaborate with Conatus in the further development of emricasan for chronic liver diseases,” said Conatus co-founder, President and Chief Executive Officer Steven J. Mento, Ph.D. “This collaboration validates the Conatus emphasis on the initial development of emricasan as a single agent treatment for NASH cirrhosis in both compensated and decompensated patients, and sets the stage for simultaneous development of oral combination therapies for the treatment of NASH fibrosis including emricasan and one of the Novartis internal FXR (Farnesoid X receptor) agonists in clinical development. Their strong commitment to and expertise in liver disease, and proven record of success in drug development provide our best opportunity to deliver these potentially groundbreaking new therapies to chronic liver disease patients with high unmet medical need.”

“For Conatus, the near-term infusion of capital and Phase 2b cost-sharing allows us to fund ongoing operations through 2019. In addition, with the Novartis commitment to fund Phase 3 single agent emricasan development and all combination development activities, the resources are in place to complete emricasan development both as a single agent for NASH cirrhosis and as a single agent or part of a combination therapy for NASH fibrosis,” added Dr. Mento. “The option to co-commercialize in the United States preserves future flexibility for Conatus, and the ability to continue pursuing independent development of other compounds affords us the opportunity to build a portfolio of potential products to drive further long-term value for our shareholders.”

Conference Call/Webcast/Presentation
Conatus will host a conference call and webcast at 5:30 p.m. Eastern Time today, Monday, December 19, to discuss the collaboration and license agreement and update the emricasan development program. To access the conference call, please dial 877-312-5857 (domestic) or 970-315-0455 (international) at least five minutes prior to the start time and refer to conference ID 38755660. An associated presentation and live and archived webcast of the call will be available in the Investors section of the company’s website at www.conatuspharma.com.

About Emricasan Clinical Development
To date, emricasan has been studied in over 650 subjects in sixteen clinical trials across a broad range of liver disease etiologies and stages of progression. In multiple clinical trials, emricasan has demonstrated statistically significant, rapid and sustained reductions in elevated levels of key biomarkers of inflammation and apoptosis that are implicated in the severity and progression of liver disease. Recent emricasan clinical trial results have demonstrated emricasan’s ability to provide statistically significant improvements in clinically important validated surrogate endpoints of portal hypertension and liver function across a variety of etiologies in the subgroups of liver cirrhosis patients with highest medical need. The parallel EmricasaN, a Caspase inhibitOR, for Evaluation (ENCORE) clinical trials are designed to provide clinically relevant efficacy, dosing, and safety data from chronic administration in patients with nonalcoholic steatohepatitis (NASH) cirrhosis and fibrosis to support the design of Phase 3 efficacy and safety trials in these indications.

The company is evaluating emricasan’s potential effects on clinically relevant consequences of NASH cirrhosis in its ongoing Phase 2b ENCORE-PH (for Portal Hypertension) clinical trial with an HVPG portal hypertension surrogate endpoint, initiated in November 2016, in patients with compensated or early decompensated liver cirrhosis caused by NASH, and with severe portal hypertension. The company is evaluating emricasan’s potential longer-term effects on liver structure in its ongoing Phase 2b ENCORE-NF (for NASH Fibrosis) clinical trial with a histology-based endpoint, initiated in January 2016, in patients with NASH fibrosis and its ongoing Phase 2b POLT-HCV-SVR clinical trial with a histology-based endpoint, initiated in May 2014, in post-orthotopic liver transplant (POLT) recipients who have reestablished liver fibrosis or cirrhosis post-transplant as a result of recurrent hepatitis C virus (HCV) infection and who have successfully achieved a sustained viral response (SVR) following antiviral therapy. The planned Phase 2b ENCORE-LF (for Liver Function) clinical trial with a composite clinical endpoint, expected to begin in the first half of 2017, will evaluate the effects of emricasan on liver function and collect chronic administration safety information in decompensated NASH cirrhosis patients. Conatus expects top-line results from its ongoing and planned clinical trials to be available periodically beginning in the first half of 2018.

About Conatus Pharmaceuticals
Conatus is a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease. Conatus is developing its lead compound, emricasan, for the treatment of patients with chronic liver disease. Emricasan is designed to reduce the activity of enzymes that mediate inflammation and apoptosis. Conatus believes that by reducing the activity of these enzymes, emricasan has the potential to interrupt the disease progression across the spectrum of liver disease. For additional information, please visit www.conatuspharma.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward looking statements, including statements regarding: payments and events contingent on Novartis’ exercise of the option; the exercisability of Novartis’ option and the initiation of the ENCORE-LF trial in the second quarter of 2017; eligibility to receive payments related to development, regulatory and commercial milestones and royalties; Novartis’ suitability to collaborate with Conatus; the feasibility of emricasan single agent or combination products; providing the best opportunity to deliver therapies to liver patients; the sufficiency of financial resources to fund Conatus’ operations through 2019 and fully fund emricasan development; the potential benefit in liver disease patients from chronic administration of emricasan; the ability of the ENCORE trials to provide data to support the design of Phase 3 trials; the timelines to announce results from ongoing and planned clinical trials beginning in the first half of 2018; and emricasan's potential to interrupt the disease progression across the spectrum of liver disease. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including:  Conatus’ ability to successfully enroll patients in and complete its ongoing and planned clinical trials; the Option being exercised by Novartis and Novartis continuing development and commercialization of emricasan; Conatus’ reliance on third parties to conduct its clinical trials, including the enrollment of patients, and manufacture its clinical drug supplies of emricasan; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; results of future clinical trials of emricasan; Conatus’ ability to obtain additional financing in order to co-commercialize emricasan or develop other compounds; and those risks described in Conatus’ prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

MEDIA:  David Schull
Russo Partners, LLC
(858) 717-2310
David.Schull@RussoPartnersLLC.com

INVESTORS:  Alan Engbring
Conatus Pharmaceuticals Inc.
(858) 376-2637
aengbring@conatuspharma.com